Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 002-99473 on Form N-1A of BlackRock Multi-State Municipal Series Trust of our report dated July 22, 2025, relating to the financial statements and financial highlights of BlackRock New Jersey Municipal Bond Fund and BlackRock Pennsylvania Municipal Bond Fund of BlackRock Multi-State Municipal Series Trust and BlackRock California Municipal Opportunities Fund of BlackRock California Municipal Series Trust (the “Funds”) appearing in the Form N-CSR of the Funds for the year ended May 31, 2025, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 22, 2025